                                                                    EXHIBIT 10.6


                               OPERATING AGREEMENT

         This OPERATING AGREEMENT (the "Agreement") is dated as of June 24, 1996 among CENTRAL FINANCIAL ACCEPTANCE CORPORATION, a Delaware corporation ("Central"), BANNER'S CENTRAL ELECTRIC, INC., a California corporation ("Banner"), and BANNER HOLDINGS, INC., a Delaware corporation ("Holdings").

         WHEREAS, concurrently herewith, Central, Banner and Holdings have entered into a Reorganization Agreement dated as of the date hereof pursuant to which Central will acquire the consumer finance business of Holdings and Banner (the "Reorganization");

         WHEREAS, Central has filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the issuance and sale by Central of up to 2,127,000 shares of its common stock, par value of $.01 per share;

         WHEREAS, concurrently herewith, Central, Banner and Holdings have entered into various additional agreements for the purpose of defining the ongoing relationship among the parties following the Reorganization;

         WHEREAS, in order to avoid a possible conflict of interest in the operation of the businesses of Central and its subsidiaries (individually and collectively, the "Central Group") and Holdings and its subsidiaries (individually and collectively, the "Holdings Group") following the Reorganization, the parties desire that Holdings follow certain procedures as set forth herein; and

         WHEREAS, in order to provide cost savings and operating efficiencies following the Reorganization, the parties desire that the Holdings Group perform various administrative functions for the Central Group upon the terms and conditions set forth herein following the Reorganization.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the parties agree as follows:

         1.   Allocation of Business Opportunities.

         (a) Restricted Businesses. The Holdings Group will not, without the prior written consent of Central, directly or indirectly engage in or enter into any business competing with the Central Group that involves consumer finance lending, including, but not limited to, the financing of consumer products, travel products, small loans, automobiles or insurance (the "Restricted Businesses"). If, notwithstanding the foregoing, any member of the Holdings Group shall acquire a company engaged in a Restricted Business or shall otherwise directly or indirectly engage in a Restricted Business, Holdings shall be obligated to sell to Central, at Central's election, such Restricted Business at a purchase price equal to the fair market value of such Restricted Business as determined in accordance with Section 1(b). The foregoing restriction shall terminate on the earlier of December 31, 2002 or the date on which Holdings ceases to own, directly or indirectly, at least 25% of the outstanding voting stock of Central.

         (b) Valuation. The fair market value of a Restricted Business shall be determined by an independent qualified and recognized investment banking firm agreed to by Central, on the one hand, and Banner and Holdings, on the other hand. If the parties are unable to mutually agree on a single appraiser within a seven day period, then Central, on the one hand, and Banner and Holdings, on the other hand, shall each immediately appoint an independent qualified appraiser of the type set forth above. Within seven days of such appointment, the two appointed appraisers shall appoint a third independent qualified appraiser of the type set forth above who shall determine the current value of the Restricted Business within 30 days of appointment. The cost of this appointment process and the appraisal fees shall be divided equally between Central, on the one hand, and Banner and Holdings, on the other hand.

         2. Services to be Performed by the Holdings Group and Allocation of Costs and Benefits.

         (a) Services. Each of the following services shall be performed by, and the Central Group agrees to utilize the following services of, the Holdings
Group:

               (1) Accounting. To the extent requested by the Central Group, the Holdings Group shall provide accounting services to the Central Group in connection with the preparation of quarterly, annual and other financial statements.

               (2) Management Information Systems. The Holdings Group shall provide the Central Group with information processing, data retrieval and other management information systems services. If the Central Group elects to discontinue receiving such services from the Holdings Group, the Holdings Group shall return all information pertaining to the business and operations of the Central Group and shall use its best efforts in the transition of all data processing functions in a manner that does not unduly disrupt the business or operation of the Central Group.


               (3) Employee Benefit Plans. The Holdings Group shall administer all health plans and any other benefits offered for the benefit of the employees of the Central Group.

               (4) Legal. The Holdings Group shall provide to the Central Group all legal assistance provided in the ordinary course of business to the Holdings Group.

               (5) Insurance. The Holdings Group shall include every member of the Central Group under any insurance policy maintained by the Holdings Group. The Holdings Group shall cause each member of the Central Group to be named as an additional insured under any such policies. The Holdings Group shall agree to deliver to Central any insurance proceeds received by it or one of the other members of the Holdings Group if such proceeds relate to any claim relating to the business of the Central Group. The Holdings Group shall make appropriate cost allocations to the Central Group for any policy which provides joint coverage to the Holdings Group, or any other member of the Holdings Group, and to the Central Group.

               (6) Purchasing. The Holdings Group shall provide purchasing services, including warehousing, to the Central Group for all products Central may request. Central shall either reimburse the Holdings Group for, or pay directly, the actual cost of all products acquired for its account (after giving effect to its ratable share of any discounts, allowances, rebates or other similar benefits realized by the Holdings Group).

               (7) Advertising. The Holdings Group shall provide advertising services to the Central Group. Such services shall include the purchasing of broadcast, newspaper or other advertising in accordance with the specifications and requirements provided by the Central Group. Each party to this Agreement agrees not to utilize any form of advertising that would be reasonably likely to be detrimental to the business or prospects of the other party.

               (8) Other Services. To the extent requested by Central and approved by the members of its board of directors, the Holdings Group may provide the Central Group with such other administrative services as may be deemed necessary or appropriate.

         (b) Payment of Costs. The Central Group shall be responsible for the actual cost of any goods or services provided for their account by the Holdings Group. Except as provided herein with respect to management information systems, the allocable share of such costs for each member of the Central Group shall be determined on the basis of its percentage utilization of the applicable service or management's best estimate thereof. Fifty percent of the expenses of the costs and expenses of operating the Holdings Group's management information systems shall be allocated to each of Banner and Central for a period of five years, subject to adjustment from time to time to reflect changing costs and usage and prior termination pursuant to Section 4 below. The Central Group shall either pay such costs directly or reimburse the Holdings Group for its prior payment (after giving effect to its ratable share of any discounts, allowances, rebates or other similar benefits realized by such member of the Holdings Group). The Holdings Group shall maintain appropriate records to substantiate the costs associated with the services provided to the Central Group.

         3. Employee Benefits. Central hereby agrees to assume all liabilities of Banner, Holdings and the subsidiaries thereof that become subsidiaries of Central pursuant to the Reorganization under existing employee welfare benefit and profit sharing plans with respect to the employees of Banner and Holdings who have become employees of the Central Group pursuant to the Reorganization. The employment by the Central Group of individuals who were employees of Banner, Holdings or the subsidiaries thereof that become subsidiaries of Central pursuant to the Reorganization prior to the Reorganization will not be deemed a severance of employment from Banner or Holdings for purposes of any policy, plan, program or agreement of Banner or Holdings that provides for the payment of severance, salary continuation or similar benefits.

         4. Term. Except as provided in Section 1, this Agreement or any service provided herein may be terminated by any party hereto upon one year's prior written notice.

         5. Independent Parties. The parties are independent parties engaged in the operation of their respective businesses. No party has the authority to enter into contracts or assume any obligations for any other party or is to be considered as the agent or employee of any other party for any purpose whatsoever. Nothing in this Agreement shall be construed to establish a relationship of partners or joint venturers among the parties.

         6. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement may not be assigned or delegated by any party without the consent of the other parties.

         7. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing (including telecopier or similar writing) and shall be deemed to have been given at the time when mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, or sent by Federal Express or other similar overnight courier service, addressed to the appropriate party at 5480 East Ferguson Drive, Commerce, California 90022, Attention: Secretary, or to such changed address as such party may have fixed by notice or, if given by telecopier, when such telecopy is transmitted and the appropriate answerback is received.

         8. Governing Law. This Agreement shall be governed by the laws of the State of California without giving effect to the principles of conflicts of law.

         9. Entire Agreement. This Agreement sets forth the entire agreement among the parties with respect to its subject matter. This Agreement may not be amended or otherwise modified except in writing duly executed by all of the parties. No waiver of any provision or breach of this Agreement shall be effective unless such waiver is in writing and signed by the party against which enforcement of such waiver is sought. A waiver by any party of any breach or violation of this Agreement shall not be deemed or construed as a waiver of any subsequent breach or violation thereof.

         10. Severability. Should any part, term or condition hereof be declared illegal or unenforceable or in conflict with any other law, the validity of the remaining portions or provisions of this Agreement shall not be affected thereby, and the illegal or unenforceable portions of the Agreement shall be and hereby are redrafted to conform with applicable law, while leaving the remaining portions of this Agreement intact.

         11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         12. Headings. Section headings are for convenience only and do not control or affect the meaning or interpretation of any terms or provisions of this Agreement.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       CENTRAL FINANCIAL ACCEPTANCE CORPORATION


                                       By /s/ GARY M. CYPRES
                                         ---------------------------------------
                                         Gary M. Cypres
                                         Chief Executive Officer and President


                                       BANNER'S CENTRAL ELECTRIC, INC.


                                       By /s/ GARY M. CYPRES
                                        ----------------------------------------
                                         Gary M. Cypres
                                         Chief Executive Officer and President


                                       BANNER HOLDINGS, INC.


                                       By /s/ GARY M. CYPRES
                                        ----------------------------------------
                                         Gary M. Cypres
                                         Chief Executive Officer and President